FEDERATED PREMIER MUNICIPAL INCOME FUND
Common Shares
Preferred Shares

FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND
Common Shares
Preferred Shares

Supplement to Proxy Statement dated July 22, 2013

Please note that on page 1 of the Proxy Statement, the number of outstanding Common Shares of Federated Premier Intermediate Municipal Income Fund was incorrect. The correct number of outstanding Common Shares is 6,982,324.

August 8, 2013